Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of July 23, 2018, by and among MIMECAST UK LIMITED, a limited company organized under the laws of England and Wales (“Mimecast UK”), the other parties identified as “Grantors” on the signature pages hereto and such other parties that may become Grantors hereunder after the date hereof (together with the Mimecast UK, each individually a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the Lenders party to the Credit Agreement referred to below.

PRELIMINARY STATEMENT

The Grantors, the Administrative Agent and the Lenders are entering into a Credit Agreement dated as of the date hereof (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to Mimecast Limited, a public company organized under the laws of the Bailiwick of Jersey (the “Borrower”) under the Credit Agreement and to secure the Secured Obligations that each Grantor that is a Loan Guarantor has agreed to guarantee pursuant to Article X of the Credit Agreement.

ACCORDINGLY, each Grantor and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2 Terms Defined in UCC. Terms defined in Article 8 or 9 of the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a U.S. deposit account maintained by such Grantor with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Accounts” shall mean any of the following: as long as the following bank deposit accounts are used solely for such purposes, any payroll and other employee wage and benefit account, any withholding tax account and/or sales tax account, any escrow account and any fiduciary or trust account.

“Excluded Property” means, collectively, with respect to any Grantor:

(a) (i) any fee-owned real property with a fair market value (as reasonably determined by the Borrower) of less than $5,000,000 and (ii) any leasehold interest in real property;

(b) motor vehicles, aircraft and other assets registered under or subject to a certificate of title, except to the extent a security interest therein can be perfected by the filing of a financing statement;

(c) governmental licenses or state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under applicable laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest which would require governmental consent, approval, license or authorization (to the extent such consent, approval, license or authorization has not been obtained), other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition or restriction;

(d) any particular asset or right under contract, if the pledge thereof or the security interest therein is prohibited or restricted by applicable law, rule or regulation (including any requirement thereunder to obtain the consent of any governmental or regulatory authority) or third party (to the extent such consent has not been obtained)), other than to the extent such prohibition or restriction is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition or restriction;

(e) any lease, license or agreement or any property subject to a purchase money security interest, capital lease obligations or similar arrangement, in each case permitted under the Credit Agreement and, to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition;

(f) [reserved];

(g) letter of credit rights, except to the extent constituting support obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement);

(h) any Excluded Account described in clause (A) of the definition thereof and any Commercial Tort Claims with a value equal to or less than $2,500,000;

(i) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, if any, that, and during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(j) (i) Equity Interests in any non-wholly owned Subsidiaries, but only to the extent that (x) the organizational documents or other agreements with other equity holders of such non-wholly owned Subsidiaries restrict or do not permit the pledge of such Equity Interests, or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other material adverse consequence to the Borrower or its Subsidiaries, (ii) Equity Interests in any person other than Subsidiaries except to the extent a security interest therein can be perfected by the filing of a financing statement, and (iii) Margin Stock (collectively, “Excluded Equity Interests”); and

(k) any assets in circumstances where the costs or other consequences (including any material adverse tax consequences) of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary), would be excessive in light of the practical benefit to the Lenders to be afforded thereby (as reasonably determined by the Borrower and the Administrative Agent).

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, Trademarks or any other intellectual property, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications, and design registrations and applications; (b) all inventions, designs and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of each Grantor (other than Excluded Property), whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest (in each case other than Excluded Property).

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, domain names, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements, dilutions or violations thereof; (e) all rights to sue for past, present, and future infringements, dilutions or violations of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Lender’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, collaterally assigns and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under the following personal property, whether now existing, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Copyrights, Patents, Trademarks, other intellectual property and Licenses;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all cash or cash equivalents;

(xiii) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv) all Deposit Accounts with any bank or other financial institution;

(xv) the Commercial Tort Claims described on Exhibit F, as supplemented pursuant to Section 4.7;

(xvii) whether or not constituting General Intangibles or Investment Property from time to time, all of each Grantor’s rights and interests in and to each limited liability company (each, an “LLC”), including without limitation all of each Grantor’s limited liability company interests in each LLC and its other membership rights in each LLC, all of each Grantor’s rights to participate in the management of the business and affairs of each LLC or otherwise control each LLC, including all voting rights of each Grantor in each LLC, and all of each Grantor’s rights and status as a “member” (as such term is defined in the applicable limited liability company act) in or of each LLC; and

(xviii) all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding anything to the contrary contained herein, (i) the security interests granted under this Security Agreement shall not extend to any Excluded Property, (ii) no control agreements and perfection by “control” or possession shall be required hereunder with respect to any Collateral (other than delivery of Instruments, and of certificated Equity Interests that constitute Pledged Collateral to the extent required by Article IV), and (iii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction, excluding the United Kingdom (the “U.K.), the Bailiwick of Jersey (“Jersey”) and any other Specified Jurisdiction and the European Patent Office and the European Union Intellectual Property Office with respect to intellectual property filed therein, shall be required (but may be agreed to by the Loan Parties in their sole discretion) in order to create any security interests in assets located or titled outside of the U.S., the U.K., Jersey or any other Specified Jurisdiction and the European Patent Office and the European Union Intellectual Property Office with respect to intellectual property filed therein or to perfect such security interests, including any intellectual property registered in any jurisdiction outside of the U.S., the U.K., Jersey, the European Patent Office and the European Union Intellectual Property Office or any other Specified Jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction outside of the U.S., the U.K., Jersey or any other Specified Jurisdiction).

Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that (a) with respect to the Mimecast UK, Collateral shall be limited to now owned or hereafter acquired (i) Capital Stock of Mimecast North America, Inc., including the Equity Interests listed on Exhibit D hereto, (ii) all certificates and instruments representing such Capital Stock, (iii) any other Investment Property located in the United States, any state thereof or the District of Columbia, (iv) and all Dividends and Distributions in respect thereof, (v) all rights relating thereto or arising thereunder and (vi) all proceeds thereof (collectively the “Mimecast UK Collateral”) and (b) the representations, warranties and covenants set forth herein shall apply to Mimecast UK only with respect to the respective Mimecast UK Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Secured Parties that:

3.1 Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 6.02 of the Credit Agreement, and has all requisite power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by all necessary organizational and, if required, stockholder or other equity holder action, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon and by virtue of the filing of financing statements in the appropriate offices against such Grantor in the jurisdictions listed on Exhibit E, the Administrative Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 6.02 of the Credit Agreement.

3.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the Effective Date, the type of entity of such Grantor, its jurisdiction of organization, the organizational number issued to it by its jurisdiction of organization and its federal employer identification number are set forth on the Perfection Certificate.

3.3 Principal Location. As of the Effective Date, such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in the Perfection Certificate; such Grantor has no other places of business except those set forth in the Perfection Certificate.

3.4 Collateral Locations. As of the Effective Date, all of such Grantor’s locations where Collateral is located, or where its books and records concerning the Collateral (other than mobile equipment in the possession of such Grantor’s employees or agents or inventory in transit) are located, are listed on the Perfection Certificate. As of the Effective Date, all of said locations are leased by such Grantor except for locations (i) which are owned by such Grantor and designated in the Perfection Certificate and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in the Perfection Certificate.

3.5 Deposit Accounts. As of the Effective Date, all of such Grantor’s Deposit Accounts are listed on Exhibit A.

3.6 Exact Names. As of the Effective Date, such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in its organizational documents, as amended, as filed with its jurisdiction of organization. Except as set forth on the Perfection Certificate, such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7 Letter-of-Credit Rights and Chattel Paper. Exhibit B lists all Letter-of-Credit Rights and Chattel Paper of such Grantor. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit E, the Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit B, subject only to Liens permitted under Section 6.02 of the Credit Agreement.

3.8 Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper of each Grantor are and will be correctly stated in all records of such Grantor relating thereto and in all invoices with respect thereto in all material respects.

(b) With respect to each Grantor’s Accounts, (i) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) except for those provided by applicable law or which are not material, there are no setoffs, claims or disputes existing or asserted with respect thereto, and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment; (iii) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices and statements with respect thereto; (iv) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor’s financial condition; and (v) such Grantor has no knowledge that any Account Debtor has become insolvent or is generally unable to pay its debts as they become due in the ordinary course of business.

(c) In addition, with respect to all Accounts of each Grantor, (i) the amounts shown on all invoices and statements with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent, and (ii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

3.9 Inventory. With respect to any Inventory of a Grantor, (a) as of the Effective Date such Inventory (other than Inventory in transit) is located at one of such Grantor’s locations set forth on the Perfection Certificate, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(d), and (c) such Grantor has good and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the security interest granted to the Administrative Agent hereunder, for the benefit of the Secured Parties, and Liens permitted under Section 6.02 of the Credit Agreement.

3.10 Intellectual Property. Such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright that constitutes registered intellectual property (or an application therefor or a license thereof) except as set forth in Exhibit C; and provided further that the Grantors are not listing licenses of commercially available “off-the-shelf” software and similar products that are used in the business. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit E and this Security Agreement or the Trademark Security Agreement or the Patent Security Agreement or the Copyright Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, and appropriate documents with any similar intellectual property registries or offices in the U.K., Jersey or any other Specified Jurisdiction and the European Patent Office and the European Union Intellectual Property Office with respect to intellectual property filed therein, as applicable, fully perfected first priority security interests in favor of the Administrative Agent on such Grantor’s Patents, Trademarks and Copyrights (subject to Liens permitted under Section 6.02 of the Credit Agreement) arising under the laws of the U.S., the U.K., Jersey and any other Specified Jurisdiction, and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor (other than filings which would be required in any non-U.S. jurisdiction other than the U.K., Jersey and any other Specified Jurisdiction).

3.11 Filing Requirements. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit C.

3.12 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) with respect to Liens permitted under Section 6.02 of the Credit Agreement.

3.13 Pledged Collateral.

(a) Exhibit D, as updated from time to time, sets forth a complete and accurate list of all of the Pledged Collateral. The applicable Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit D as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder and Liens permitted under Section 6.02 of the Credit Agreement. Such Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest owned by it has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible and (iii) all Pledged Collateral which represents Indebtedness owed to any Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and, to the knowledge of the Grantors, such issuer is not in material default thereunder.

(b) In addition, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to the Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by any Grantor of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) Except as set forth in Exhibit D, such Grantor owns 100% of the issued and outstanding Equity Interests owned by it which constitute Pledged Collateral and none of the Pledged Collateral which represents Indebtedness owed to any Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1 General.

(a) Collateral Records. Each Grantor will maintain complete and accurate proper books and records with respect to such Grantor’s Collateral and furnish to the Administrative Agent such information relating to the Collateral as the Administrative Agent shall from time to time reasonably request and to the extent reasonably available to the Grantor; provided, no Grantor will be required to disclose or deliver information (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any law or any binding agreement or (ii) that is subject to attorney-client privilege or constitutes attorney work product.

(b) Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes the Administrative Agent to file, and if reasonably requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first priority perfected security interest (subject to Liens permitted under Section 6.02 of the Credit Agreement) in and, if applicable, Control of, the Collateral. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral (1) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request.

The Administrative Agent is authorized to file with the United States Patent and Trademark Office and the United States Copyright office (or any similar office in the U.K., Jersey or any other Specified Jurisdiction and the European Patent Office and the European Union Intellectual Property Office with respect to intellectual property filed therein) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in the Intellectual Property of each Grantor in which a security interest has been granted by each Grantor, to the extent permitted under applicable law, with or without the signature of any Grantor, and naming any Grantor as a debtor and the Administrative Agent as secured party.

(c) Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably request; provided that such reports or information shall be required only to the extent they are reasonably available without undue burden to such Grantor. Such Grantor also agrees to take any and all commercially reasonable actions which are necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien other than Liens permitted under Section 6.02 of the Credit Agreement; provided, however, that notwithstanding any provision contained herein or in any other Loan Document, the Grantors shall not be obligated to take any action in any jurisdiction outside of the U.S., the U.K., Jersey or any other Specified Jurisdiction, except for the European Patent Office and the European Union Intellectual Property Office with respect to intellectual property filed therein and trademark registrations or applications in the U.S., the U.K, Jersey, the European Union Intellectual Property Office or any other Specified Jurisdiction based on an international trademark application filed with the World Intellectual Property Organization.

(d) Locations. Such Grantor will not (i) maintain any Collateral (other than mobile equipment in the possession of its employees or agents or inventory in transit) with a value individually or in the aggregate in excess of $1,000,000 at any location other than those locations listed on the Perfection Certificate or disclosed to Administrative Agent pursuant to clause (ii) of this Section, (ii) otherwise change, or add to, such locations except as permitted pursuant to the Credit Agreement and with prompt notice to the Administrative Agent, or (iii) change its principal place of business or chief executive office from the location identified on the Perfection Certificate, other than as permitted by the Credit Agreement and hereunder.

4.2 Inventory and Equipment.

(a) Maintenance of Goods. Such Grantor will do all things reasonably necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business, casualty damage and except for ordinary wear and tear in respect of the Equipment.

(b) Equipment. Such Grantor shall not permit any Equipment with a value in excess, individually or in the aggregate, of $1,000,000 to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien.

4.3 Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Administrative Agent upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments (other than, for the avoidance of doubt, checks or other instruments for deposit in the ordinary course of its business) constituting Collateral (if any then exist), together with undated powers (or other documents of transfer reasonably acceptable to the Administrative Agent) endorsed in blank by the applicable Grantor, (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any Chattel Paper, Securities and Instruments (other than, for the avoidance of doubt, checks or other instruments for deposit in the ordinary course of its business) constituting Collateral, together with undated powers (or other documents of transfer reasonably acceptable to the Administrative Agent) endorsed in blank by the applicable Grantor, (c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral, and (d) promptly upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit G hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. The Grantors hereby authorize the Administrative Agent to attach each Amendment to this Security Agreement and agree that all additional Collateral set forth in such Amendments shall be considered to be part of the Collateral.

4.4 Uncertificated Pledged Collateral. Such Grantor will use commercially reasonable efforts to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. Such Grantor will use commercially reasonable efforts to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral.

4.5 Pledged Collateral.

(a) Registration of Pledged Collateral. Upon the occurrence and during the continuance of an Event of Default, such Grantor will permit any registerable Pledged Collateral to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders.

(b) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not materially inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided, that no vote or other right shall be exercised or action taken which would have the effect of materially impairing the rights of the Administrative Agent in respect of the Pledged Collateral.

(ii) Following notice from the Administrative Agent of its intention to exercise such right, such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, to exercise all voting rights or other rights relating to the Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral to the extent not in violation of the Credit Agreement. Notwithstanding the foregoing, if a Grantor receives dividends or distributions that are other than cash, such other property shall become Pledged Collateral hereunder, and shall be subject to the requirements (including baskets for permitted dispositions) set forth in this Agreement and in the Credit Agreement.

(iv) During the continuance of an Event of Default, all distributions in respect of any Pledged Collateral, whenever paid or made during the continuance thereof, shall, upon the written request of the Administrative Agent, be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and shall, upon the written request of the Administrative Agent, be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c) Interests in Limited Liability Companies and Limited Partnerships. Except (x) as set forth on Exhibit D with respect to Pledged Collateral constituting certificated Equity Interests in any limited liability company or a limited partnership and delivered to the Administrative Agent hereunder and (y) with respect to any Pledged Collateral constituting certificated Equity Interests in any limited liability company or a limited partnership and delivered to the Administrative Agent hereunder after the Closing Date immediately upon certificating such Equity Interests and opting into Article 8 of the UCC or acquiring any such certificated Equity Interests, none of the Pledged Collateral constituting Equity Interests in any limited liability company or a limited partnership shall at any time constitute a Security governed by Article 8 of the UCC of the applicable jurisdiction.

4.6 Intellectual Property.

(a) Such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the collateral assignment to the Administrative Agent of any License that is material to its business and is held by such Grantor and to enforce the security interests granted hereunder. The parties acknowledge that the Grantors have licenses to certain commercially available “off-the-shelf” software and similar products and will not be required to obtain consents or approvals with respect to such licenses.

(b) Such Grantor shall notify the Administrative Agent immediately if it knows that any application or registration relating to any Patent, Trademark or Copyright material to the business of such Grantor (now or hereafter existing) may become abandoned or dedicated, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) (or any similar office or court in the U.K., Jersey or any other Specified Jurisdiction and the European Patent Office and the European Union Intellectual Property Office with respect to intellectual property filed therein) regarding such Grantor’s ownership of any Patent, Trademark or Copyright material to its business, its right to register the same, or to keep and maintain the same.

(c) Concurrently with the delivery of the certificate delivered pursuant to Section 5.01(d) of the Credit Agreement, Grantor will give Administrative Agent a schedule of any Patent, Trademark or Copyright registrations and applications made within the last quarter with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the U.S., the U.K., Jersey or any other Specified Jurisdiction and the European Patent Office and the European Union Intellectual Property Office with respect to intellectual property filed therein, and such Grantor shall execute and deliver any and all security agreements as the Administrative Agent may request to evidence the Administrative Agent’s first priority security interest (subject to Lien permitted under Section 6.02 of the Credit Agreement) on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Such Grantor shall take all actions reasonably necessary or reasonably requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless, in each case, such Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business or such action as reasonably determined by the Grantor is not in the best interest of such Grantor.

(e) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations or such action as reasonably determined by the Grantor is not in the best interest of the Grantor, sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations or such action as reasonably determined by the Grantor is not in the best interest of the Grantor, shall take such other actions as the Administrative Agent shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright that is material to the business of the Grantor. In the event that such Grantor institutes suit because any of the Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.7.

4.7 Commercial Tort Claims. Such Grantor shall promptly, and in any event within five Business Days after the same is acquired by it, notify the Administrative Agent of any Commercial Tort Claim in excess of $2,500,000 acquired by such Grantor and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit G, granting to Administrative Agent a first priority security interest (subject to Liens permitted under Section 6.02 of the Credit Agreement) in such Commercial Tort Claim.

4.8 Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit, such Grantor shall promptly, and in any event within five Business Days after becoming a beneficiary, notify the Administrative Agent thereof, and at the reasonable request of the Administrative Agent, use commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

4.9 Federal, State or Municipal Claims. Such Grantor will promptly notify the Administrative Agent of any Collateral which constitutes a claim in excess of $2,500,000 against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.10 No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.11 Insurance. (a) In the event any real property constituting Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Grantor within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall, at a minimum, comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended.

(b) All premiums on such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Administrative Agent upon Administrative Agent’s request. If such Grantor fails to obtain or maintain any insurance as required by this Section 4.11 and Section 5.09 of the Credit Agreement, the Administrative Agent may, following prior written notice to Borrower, and in consultation with the Borrower, obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from such Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.12 Change of Name or Location. Such Grantor shall not (a) change its name as it appears in official filings in the jurisdiction of its incorporation or other organization, (b) change its chief executive office, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its jurisdiction of incorporation or other organization, or (e) change its jurisdiction of incorporation or other organization, in each case, unless the Administrative Agent shall have received written notice of such change at least ten Business Days’ (or such lesser period agreed to by the Administrative Agent) after such change has occurred and such Grantor shall take any reasonable action requested by the Administrative Agent in connection therewith to continue the perfection and priority of any Liens in favor of the Administrative Agent, on behalf of Secured Parties, in any Collateral; provided, that any new location shall be in the continental U.S.

4.13 Administrative Agent’s Discretion. Notwithstanding anything to the contrary herein, the Administrative Agent may, in its reasonable discretion, determine that the provisions of this Article IV shall not apply to any particular Collateral in respect of which the costs of obtaining a perfected Lien therein is excessive in relation to the value or benefit afforded to the Secured Parties thereby.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided, that this Section 5.1(a) shall not be understood to limit any rights or remedies available to the Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction where required under any Deposit Account Control Agreement or any other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to such Grantor or any other Person, peaceably enter the premises of a Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the applicable Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) If, after the Credit Agreement has terminated by its terms and all of the Obligations (other than inchoate indemnification or reimbursement obligations or other obligations which, by their terms, survive termination of the Loan Documents) have been paid in full, there remain Swap Obligations outstanding, the Required Lenders may exercise the remedies provided in this Section 5.1 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Obligations pursuant to the terms of the Swap Agreement.

(f) Notwithstanding the foregoing, the Secured Parties shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the applicable Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if such Grantor and the issuer would agree to do so.

5.2 Grantors’ Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent and reasonably convenient to such Grantor and the Administrative Agent, whether at such Grantor’s premises or elsewhere; and

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay such Grantor for such use and occupancy.

5.3 Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any and all Patent, Trademarks, Copyrights and intellectual property rights and Licenses now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein; provided, however, that Administrative Agent may only exercise its license and rights under clauses (a) and (b) during the existence of an Event of Default.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1 Account Verification. During the existence of an Event of Default, the Administrative Agent may at any time, in the name of the applicable Grantor communicate (by mail, telephone, facsimile, electronic communication or otherwise) with the Account Debtors of such Grantor, parties to contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2 Authorization for Administrative Agent to Take Certain Action.

(a) Subject to Section 6.2(b), each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact (i) to endorse and collect any cash proceeds of the Collateral, (ii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iii) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (iv) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted under Section 6.02 of the Credit Agreement), (v) to contact Account Debtors for any reason, subject to the provisions of Section 6.01, (vi) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (vii) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (viii) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (ix) to settle, adjust, compromise, extend or renew the Receivables, (x) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xi) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiii) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xiv) to do all other acts and things necessary to carry out this Security Agreement; and each Grantor agrees to reimburse the Administrative Agent on demand for any reasonable documented out-of-pocket payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided, that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. THE ADMINISTRATIVE AGENT AGREES THAT, EXCEPT FOR THE POWERS GRANTED IN SECTION 6.2(A)(II), IT SHALL NOT EXERCISE ANY POWER OR AUTHORITY GRANTED TO IT UNLESS AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING.

6.3 Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE PROXY AND ATTORNEY IN FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF SUCH GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND FOLLOWING NOTICE BY ADMINISTRATIVE AGENT TO SUCH GRANTOR OF ITS INTENTION TO EXERCISE ITS RIGHTS HEREUNDER.

6.4 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.12. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY LENDER, NOR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED, THAT IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

GENERAL PROVISIONS

7.1 Waivers. To the extent that the Administrative Agent or any Lender is required by the Uniform Commercial Code to send notice of the time and/or place of any public or private sale or other disposition of all or any part of the Collateral, such notice shall be deemed reasonable if sent to the applicable Grantor, addressed as set forth in Article VIII, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.2 Limitation on Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

7.3 Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

7.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which a Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse the Administrative Agent for any reasonable documented out-of-pocket amounts paid by the Administrative Agent pursuant to this Section 7.4. A Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

7.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.11, 4.12, 5.2, or 7.6 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Secured Parties to seek and obtain specific performance of other obligations of a Grantor contained in this Security Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against such Grantor.

7.6 No Waiver; Amendments; Cumulative Remedies. No failure or delay by any Secured Party to exercise any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth.

7.7 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.8 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantors for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.9 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Secured Parties and their respective permitted successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, hereunder.

7.10 Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.11 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.12 Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than (A) contingent obligations and (B) Secured Swap Obligations and Secured Banking Services Obligations as to which arrangements satisfactory to the applicable Swap Provider or Banking Services Provider have been made), and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank have been made). Upon the termination of this Security Agreement, the Liens and the security interests of the Administrative Agent and other Secured Parties in the Collateral granted herein shall automatically terminate, be released and be of no further force or effect and all rights in the Collateral shall revert automatically to the Grantors. Upon the termination of this Security Agreement and from to time to time thereafter, Administrative Agent and the other Secured Parties shall, at the Grantors’ sole expense, promptly execute, acknowledge, and deliver to any Grantor all documents and instruments reasonably requested by such Grantor to evidence such termination and release.

7.13 Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

7.14 Governing Law; Jurisdiction; Consent to Service of Process; WAIVER OF JURY TRIAL. The terms of Section 9.09 and 9.10 of the Credit Agreement with respect to governing law, jurisdiction, consent to service of process and waiver of jury trial are incorporated herein by reference, as applicable to this Security Agreement, mutatis mutandis, and the parties hereto agree to such terms.

7.15 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission (including a .pdf) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

7.16 Additional Grantors. The Grantors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, (a) to execute and deliver to the Administrative Agent a joinder substantially in the form of Exhibit H hereto and a Perfection Certificate, in each case, within the time periods required pursuant to the Credit Agreement, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such joinder shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

ARTICLE VIII

NOTICES

8.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement.

8.2 Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other party.

ARTICLE IX

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to Article VIII of the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

MIMECAST NORTH AMERICA, INC.

By:	/s/ Peter Andrew James Campbell
Peter Andrew James Campbell
Treasurer

ATAATA, INC.

By:	/s/ Peter Andrew James Campbell
Peter Andrew James Campbell
Treasurer

MIMECAST UK LIMITED

By:	/s/ Peter Andrew James Campbell
Peter Andrew James Campbell
Executive Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Eleftherios Karsos
Eleftherios Karsos
Authorized Signatory